UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

EveryWare Global, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 687-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 10, 2014, Daniel Taylor, Senior Vice President Operations & Supply Chain of EveryWare Global, Inc. (the “Company”) resigned from the Company effective January 2, 2015.
On December 11, 2014, the Company entered into a confidential separation agreement and general release (the “Filice Agreement”) with Umberto Filice in connection with his previously announced departure. The Filice Agreement provides, among other things, that Mr. Filice' separation will be effective on January 9, 2015 and the Company will pay a lump-sum payment in the amount of $50,000, less all applicable withholdings and taxes.
In the Filice Agreement, Mr. Filice agreed to certain confidentiality and non-disparagement covenants with the Company and released and discharged past and present claims against the Company, its current, former, and successor affiliates (including without limitation its subsidiary, Anchor Hocking, LLC), and its current and former directors, officers, owners, employees, employee benefit plans and agents.
A copy of the Filice Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	The Confidential Separation Agreement and General Release dated December 11, 2014, between the Company and Umberto Filice

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVERYWARE GLOBAL, INC.

Date:	December 16, 2014	By:	/s/ Sam A. Solomon
		Name:	Sam A. Solomon
		Title:	President and Chief Executive Officer